                                                                     EXHIBIT 3.1


                          JOHN Q. HAMMONS HOTELS, L.P.


          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP


                  THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of November 23, 1994, is entered into by and among John Q. Hammons Hotels, Inc., a Delaware corporation, as the General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

                  WHEREAS, Hammons of Missouri, Inc., a Missouri corporation, as general partner, and John Q. Hammons, as limited partner, previously formed a limited partnership pursuant to an Agreement of Limited Partnership dated September 5, 1989 (the "Initial Agreement"); and

                  WHEREAS, the Initial Agreement was amended and restated in its entirety in an agreement dated February 11, 1994 (the "Amended and Restated Limited Partnership Agreement"), to reflect the admission of John Q. Hammons Hotels, Inc., a Missouri corporation (to be renamed as of the Effective Date, and referred to herein as, Hammons, Inc.) as the General Partner in the place and stead of Hammons of Missouri, Inc.; and

                  WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Limited Partnership Agreement in its entirety to reflect the admission of John Q. Hammons Hotels, Inc., a Delaware corporation, as the General Partner in the place and stead of Hammons, Inc., to reflect the conversion of the interest of Hammons, Inc. in the Partnership into a limited partnership interest, and to reflect the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Second Amended and Restated Partnership Agreement on the terms which follow:

                                    ARTICLE 1
                                  DEFINED TERMS

                  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                  "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

                  "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

                  "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement, or is treated as being obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
1.704-1(b)(2)(ii)(d)(5), and 1.704-

1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

                  "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 1.D of Exhibit B hereof.

                  "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (l0%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreed Value" means (i) in the case of any Contributed Property set forth in Exhibit D and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit D; (ii) in the case of any Contributed Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

                  "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

                  "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

                  "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property with be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

                  "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to
Section 4.1, 4.2, or 4.3 hereof. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed by a Partner as the maker of the note shall not be considered a capital contribution until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d)(2).

                  "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

                  "Cash Amount" means an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the JQHH Class A Shares Amount.

                  "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the General Partner filed in the State of Delaware on September 29, 1994, as amended or restated from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

                  "Contributed Property" means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section l.D of Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

                  "Conversion Factor" means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding JQHH Class A Shares in JQHH Class A Shares or makes a distribution to all holders of its outstanding JQHH Class A Shares in JQHH Class A Shares; (ii) subdivides its outstanding JQHH Class A Shares; or (iii) combines its outstanding JQHH Class A Shares into a smaller number of JQHH Class A Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of JQHH Class A Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of JQHH Class A Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

                  "Depreciation" means, for each Partnership year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

                  "Distribution Amount" means, with respect to any period for which there is a Distribution Event, an amount equal to the aggregate amount that the Partnership would have paid in income taxes had it been a C corporation during the period to which the Distribution Event relates.

                  "Distribution Event" means any quarter in which the General Partner incurs an income tax liability as a result of its status as the General Partner of the Partnership.

                  "Effective Date" means the date of closing of the initial public offering of Class A shares of John Q. Hammons Hotels, Inc., a Delaware corporation, pursuant to that certain underwriting agreement among John Q. Hammons Hotels, Inc., John Q. Hammons Hotels, L.P., and Wertheim Schroder & Co. Incorporated, Kidder, Peabody & Co. Incorporated and A.G. Edwards & Sons, Inc., as representatives of the several underwriters named therein.

                  "General Partner" means John Q. Hammons Hotels, Inc., a Delaware corporation, or its successors as general partner of the Partnership.

                  "General Partner Distribution Amount" means an amount necessary to satisfy any income tax obligations of the General Partner incurred due to its status as the General Partner of the Partnership.

                  "General Partner Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

                  "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

                  "Immediate Family" means, with respect to any natural Person, such natural Person's spouse and such natural Person's natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

                  "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

                  "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner or (B) a director or officer of the Partnership or the General Partner, or (C) his or its liability, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

                  "Indenture" means that certain Indenture, dated as of February 22, 1994, between the Partnership and John Q. Hammons Hotels Finance Corporation, a Missouri corporation, as joint and several obligors and First Fidelity Bank, N.A., as trustee.

                  "JQHH Class A Share" means a share of Class A common stock, par value $.0l per share, of the General Partner.

                  "JQHH Class A Shares Amount" means a whole number of JQHH Class A Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor (rounded down to the nearest whole number in the event such product is not a whole number); provided that in the event the General Partner at any time issues to all holders of JQHH Class A Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase JQHH Class A

Shares, or any other securities or property (collectively, the "rights"), which rights have not expired pursuant to their terms, then the JQHH Class A Shares Amount thereafter shall also include such rights that a holder of that number of JQHH Class A Shares would be entitled to receive.

                  "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

                  "Limited Partner Distribution Amount" means the Distribution Amount less the General Partner Distribution Amount.

                  "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

                  "Liquidator" has the meaning set forth in Section 13.2.

                  "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

                  "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

                  "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

                  "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

                  "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

                  "Noteholders" means the holders of the Notes.

                  "Notes" means the 8 7/8% First Mortgage Notes due 2004 issued by the Partnership and John Q. Hammons Hotels Finance Corporation, as joint and several obligers.

                  "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit E to this Agreement.

                  "Original Limited Partner" means a Limited Partner who is or becomes a Partner on the Effective Date and who owns one or more Original Limited Partnership Units on the date action is called for under Section 13.1.

                  "Original Limited Partnership Unit" means a Partnership Unit held by an Original Limited Partner on the Effective Date and held by such Original Limited Partner on the date action is called for under Section 13.1.

                  "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

                  "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  "Partner Nonrecourse Debt" has the meaning set forth Regulations Section 1.704-2(b)(4).

                  "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

                  "Partnership" means the limited partnership formed under the Act and pursuant to the Original Agreement and any successor thereto.

                  "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

                  "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

                  "Partnership Record Date" means the record date established by the General Partner for any distribution pursuant to Section 5.1 hereof.

                  "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 or 4.2. As of the Effective Date, there shall be considered to be [number] Partnership Units outstanding, with each Partnership Unit representing a [number]% Percentage Interest in the Partnership. The ownership of Partnership Units may be evidenced by such form of certificate for units as the General Partner adopts from time to time.

                  "Partnership Year" means the fiscal year of the Partnership, which shall end on the Friday nearest December 31.

                  "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

                  "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

                  "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

                  "Redeeming Partner" has the meaning set forth in Section 8.6 hereof.

                  "Redemption Right" shall have the meaning set forth in Section
8.6 hereof.

                  "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

                  "704(c) Value" of any Contributed Property means the value of such property as set forth in Exhibit D or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit B hereof. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

                  "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that no Specified Redemption Date shall occur before one (1) year from the date of this Agreement; provided further that if the General Partner combines its outstanding JQHH Class A Shares, no Specified Redemption Date shall occur after the record date and prior to the effective date of such combination.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

                  "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership Pursuant to Section 11.4.

                  "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

                  "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

                  "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

                  "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

                  "Value" means, with respect to a JQHH Class A Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the JQHH Class A Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the JQHH Class A Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the JQHH Class A Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten
(10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the JQHH Class A Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the JQHH Class A Shares Amount includes rights that a holder of JQHH Class A Shares would be entitled to receive, and the General Partner acting in good faith determines that the value of such rights is not reflected in the Value of the JQHH Class A Shares determined as aforesaid, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.


                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

                  Section 2.1 Organization

                  The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth herein. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

                  Section 2.2 Name

                  The name of the Partnership shall be John Q. Hammons Hotels, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

                  Section 2.3 Registered Office and Agent; Principal Office

                  The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Service Company. The principal office of the Partnership shall be The John Q. Hammons Building, 300 John Q. Hammons Parkway, Springfield, Missouri 65806, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

                  Section 2.4 Power of Attorney

                  A. Each Limited Partner and each Assignee who accepts Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
                           Article 11, 12 or 13 hereof or the Capital
                           Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership ' Interests; and

                  (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

                  B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                  Section 2.5 Term

                  The term of the Partnership commenced on September 5, 1989, the date the Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until December 31, 2092, unless, the Partnership is dissolved sooner pursuant to the provisions of
Article 13 or as otherwise provided by law.


                                    ARTICLE 3
                                     PURPOSE

                  Section 3.1 Purpose and Business

                  The purpose and nature of the business to be conducted by the Partnership, directly and indirectly through Subsidiaries (including, without limitation, partnerships for which the Partnership is a general partner) is to invest in, acquire, purchase, lease, own and operate hotels, motels and similar properties and businesses, to engage in all phases of the hotel and motel business, and to pursue such other purposes as may be incidental or related thereto and all other activities which may be permitted by the Act.

                  Section 3.2 Powers

                  The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property, and lease, sell, transfer and dispose of real property, provided, however, the Partnership shall not take, or shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.


                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS


                  Section 4.1 In General

                  A. Mr. John Q. Hammons and Hammons, Inc. previously have made Capital Contributions to the Partnership, as set forth in the books and records of the Partnership. Mr. John Q. Hammons interest in the Partnership received as a result of such contributions has been transferred by Mr. John Q. Hammons to The John Q. Hammons Revocable Trust. On the Effective Date, the General Partner and Mr. John Q. Hammons shall make the Capital Contributions described in the sections captioned "The Contribution Transaction" and "Use of Proceeds" in the final Prospectus of the General Partner in connection with its initial public offering of JQHH Class A Shares. On the Effective Date, the Partnership is being recapitalized so that each Partner shall own Partnership Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on a Partner's Percentage Interest. The Capital Accounts of the Partners and the Carrying Value of the Partnership's Assets shall be restated effective as of the Effective Date pursuant to Section l.D of Exhibit B hereof to reflect the Capital Contributions to be made hereunder on the Effective Date, with each partner to have a Capital Account Balance as of the Effective Date (after giving effect to all Capital Contributions contemplated to be made on the Effective Date) equal to the product of (i) the number of Partnership Units owned by such Partner multiplied by (ii) [insert public offering price]. The number of Partnership Units held by the General Partner from time to time shall be deemed to be the general partner Partnership Units and shall be the General Partnership Interest. Except as provided in this Section 4.1 and Sections 4.2 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

                  B. Notwithstanding any other provision of this Agreement, if at any time and from time to time a "Deficiency" exists, Mr. John Q. Hammons shall make an additional Capital Contribution to the Partnership in an amount equal to ninety percent (90%) of such Deficiency and Hammons, Inc. shall make an additional Capital Contribution to the Partnership in an amount equal to ten percent (10%) of such Deficiency; provided, however, that in no event shall the aggregate of all amounts required to be contributed by Mr. John Q. Hammons and Hammons, Inc., pursuant to this Section 4.1.B exceed $150,000,000 less any amounts previously contributed pursuant to this Section 4.1.B. A Deficiency shall exist if, in connection with an Event of Default under the Indenture, the proceeds from a sale or other disposition of the hotels owned by the Partnership pursuant to the terms of the Indenture are insufficient to satisfy the amounts due on the Notes. Any additional Capital Contributions made pursuant to this
Section 4.1.B shall be used to pay the Deficiency. In the event that a Deficiency exists, the General Partner shall within ten days send a notice ("Notice") to Mr. John Q. Hammons and Hammons, Inc., setting forth (i) the amount of the Deficiency, (ii) the amount of additional Capital Contribution required under this Section 4.1.B from each and (iii) the date on which payment of such Capital Contribution is due, which data shall be no later than 30 days after the Notice is sent. If the General Partner does not send the Notice within the prescribed period, the Trustee under the Indenture shall be entitled to send the Notice. This Section 4.1.B is for the benefit of the Noteholders and, in accordance with the Indenture, the Trustee shall have the power to act on behalf of the Noteholders and to enforce the obligations of Mr. John Q. Hammons and Hammons, Inc., under this Section 4.1.B. The obligations under this Section 4.1.B shall be personal to Mr. John Q. Hammons and Hammons, Inc., and shall not be affected by any transfer by them of all or any part of the Partnership Interests, and Mr. John Q. Hammons and Hammons, Inc. shall have
(A) no right to the return from the Partnership of any Capital Contributions made pursuant to this Section 4.1.B, (B) no right to indemnification from the Partnership or any Partner with respect to any such Capital Contribution and (C) no right of subrogation with respect to any such Capital Contribution. This
Section 4.1.B may not be amended without the express written approval of holders of at least a majority in principal amount of the Notes then outstanding.

                  C. Notwithstanding any other provision of this Agreement, each time a Scheduled Debt Deficiency (as hereinafter defined) exists, Mr. John Q. Hammons shall be obligated to make a capital contribution to the Partnership (the "Additional Capital Contribution") in an amount equal to one hundred percent (l00%) of such Scheduled Debt Deficiency; provided, however, that in no event shall the aggregate amount required to be contributed by Mr. John Q. Hammons from time to time, pursuant to this Section 4.1.C exceed $50,000,000 less (i) the amounts previously contributed pursuant to this Section 4.1.C and
Section 4.1.B of the Agreement of Limited Partnership of John Q. Hammons Hotels Two, L.P., and (ii) any amount paid by Mr. John Q. Hammons with respect to a Scheduled Debt default for which he has (a) no right to recover from the Partnership, any Partner, John Q. Hammons Hotels Two, L.P. or any partner of John Q. Hammons Hotels Two, L.P. or (b) no practical likelihood of recovery. A Scheduled Debt Deficiency shall exist if a Scheduled Debt (as hereinafter defined) goes into default and the proceeds from the remedy of foreclosure are insufficient to retire the applicable Scheduled Debt in full, and the amount of such Scheduled Debt Deficiency shall equal the amount of such Scheduled Debt less the amount of such proceeds. Each Additional Capital Contribution made pursuant to this Section 4.1.C shall be used to pay the Scheduled Debt Deficiency to which it relates. In the event that a Scheduled Debt Deficiency exists, the General Partner of the Partnership shall within ten days send a notice ("Notice") to Mr. John Q. Hammons setting forth (i) the amount of the Scheduled Debt Deficiency and (ii) the date on which payment of the Additional Capital Contribution on account thereof is due, which date shall be no later than 30 days after the Notice is sent. This Section 4.1.C is for the benefit of the Scheduled Debt creditors and the Scheduled Debt creditors shall have the power to enforce the obligations of Mr. John Q. Hammons under this Section 4.1.C. The obligations under this Section 4.1.C shall be personal to Mr. John Q. Hammons and shall not be affected by any transfer by him of all or any part of his partnership interests in the Partnership or any partnership interest Mr. John Q. Hammons may have in John Q. Hammons Hotels Two, L.P., and Mr. John Q. Hammons shall have (A) no right to the return from the Partnership of any Additional Capital Contribution made pursuant to this Section 4.1.C, (B) no right to indemnification from the Partnership or any Partner with respect to any such Additional Capital Contribution and (C) no right of subrogation with respect to any such Additional Capital Contribution. This Section 4.1.C may not be amended with respect to any Scheduled Debt without the express written approval of the creditor with respect to such Scheduled Debt. A "Scheduled Debt" is a debt set forth on Schedule 4.1.C hereto. In the event that Mr. John Q. Hammons receives a Notice pursuant to this Section 4.1.C. after the property to which the applicable Scheduled Debt relates has been transferred to John Q. Hammons Hotels Two, L.P., then in such event, Mr. John Q. Hammons shall comply with Section 4.1.B of the Agreement of Limited Partnership of John Q. Hammons Hotels Two, L.P.

                  Section 4.2 Issuances of Additional Partnership Interests

                  A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a)(l) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner, which shares have designations, preferences and other rights (except for voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2.A, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds, if any, raised in connection with the issuance of such shares of the General Partner, or
(b) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

                  B. After the Effective Date, the General Partner shall not grant, award, or issue any additional JQHH Class A Shares (other than JQHH Class A Shares issued pursuant to Section 8.6), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase JQHH Class A Shares (collectively "New Securities"), other than to all holders of JQHH Class A Shares unless (i) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of the New Securities, and (ii) the General Partner contributes the net proceeds from the grant, award or issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to issue New Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of JQHH Class A Shares and corresponding Units pursuant to an employee stock purchase plan providing for employee purchases of JQHH Class A Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the JQHH Class A Shares, either at the time of issuance or at the time of exercise), and (y) the General Partner contributes all proceeds from such issuance and exercise to the Partnership.

                  Section 4.3 Contribution of Proceeds of Issuance of JQHH Class A Shares

                  In connection with the initial public offering of JQHH Class A Shares by the General Partner, and any other grant, award, or issuance of JQHH Class A Shares or rights, options, warrants, or convertible or exchangeable securities pursuant to Section 4.2, the General Partner shall make a Capital Contribution to the Partnership of the proceeds raised in connection with such grant, award, or issuance; provided that if the proceeds actually received by the General Partner are less than the gross proceeds of such grant, award, or issuance as a result of any underwriter's discount, commission, or fee or other expenses paid or incurred in connection with such grant, award, or issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to
Section 7.4.C for the amount of such underwriter's discount or other expenses.

                  Section 4.4 No Preemptive Rights

                  No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

                  Section 4.5 No Interest on Capital

                  No Partner shall be entitled to interest on its Capital Contribution or its Capital Account.


                                    ARTICLE 5
                                  DISTRIBUTIONS

                  Section 5.1 Requirement and Characterization of Distributions

                  The General Partner shall make distributions to the Partners when the General Partner so determines in its sole and absolute discretion, in accordance with the Partners' respective Percentage Interests on such Partnership Record Date; provided, however, that if there is a Distribution Event, then the General Partner shall distribute (i) an amount equal to the General Partner Distribution Amount to the General Partner and (ii) an amount equal to the Limited Partner Distribution Amount to the Limited Partners in accordance with the Limited Partners respective Percentage Interests on such Partnership Record Date.

                  Section 5.2 Amounts Withheld

                  All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

                  Section 5.3 Distributions Upon Liquidation

                  Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 13.2.


                                    ARTICLE 6
                                   ALLOCATIONS

                  Section 6.1 Allocations For Capital Account Purposes

                  For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction

(computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

                  A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of
Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests; provided that Net Losses shall not be allocated to any Limited Partner pursuant to this
Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

                  C. Allocation of Nonrecourse Debt. For purposes of Regulations
Section 1.75-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income (including deductions taken by any Partner with respect to Contributed Property prior to the time such Property was contributed to the Partnership).

                  E. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner under Section
4.2 hereof, the General Partner shall make such revisions to Sections 6.1.A and B above as it determines are necessary to reflect the issuance of such additional Partnership Interests.


                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

                  Section 7.1 Management

                  A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                  (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                  (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by
                           Section 7.3 hereof);

                  (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries;

                  (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

                  (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                  (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                  (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

                  (9) the collection and receipt of revenues and income of the Partnership;

                  (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership, any division of the Partnership, or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the General Partner, the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

                  (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                  (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

                  (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                  (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

                  (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

                  (16) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

                  (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

                  (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

                  (19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

                  (20) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6.

                  B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  C. At all times from and after the date hereof, the General Partner at the expense of the Partnership, may or may not, cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

                  D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

                  E. The General Partner shall have the full power and authority in the name and on behalf of the Partnership in its capacity as the General Partner, to take all such actions and to execute, deliver, and file all such agreements, instruments, reports and documents as may be necessary or advisable in connection with the formation of the General Partner, the issuance of Units in connection with the proposed transaction or any other transactions described in or contemplated by the General Partner's Registration Statement on Form S-l as filed with the Securities and Exchange Commission on September 30, 1994 as amended and supplemented through the date hereof.

                  Section 7.2 Certificate of Limited Partnership

                  The Partnership has previously filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall, not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

                  Section 7.3 Restrictions on General Partner's Authority

                  The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of all of the Limited Partners (including Limited Partnership Interests held by the General Partner) (or such lower percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement or the
Act).

                  Section 7.4 Reimbursement of the General Partner

                  A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                  B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5A. The Limited Partners acknowledge that, for purposes of this Section 7.4.B, all of the General Partner's expenses (including without limitation, costs and expenses associated with compliance with the periodic reporting requirements and all other rules and regulations of the Securities and Exchange Commission or any other federal, state or local regulatory body, salaries payable to officers and employees of the General Partner, fees and expenses payable to directors of the General Partner, and all other operating of administrative costs of the General Partner) are deemed incurred for the benefit of the Partnership and shall be paid by or reimbursed by the Partnership as provided in this Section 7.4.B. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof. All payments and reimbursements hereunder will be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not expenses of the General Partner.

                  C. The General Partner shall also be reimbursed for all expenses it incurs relating to the organization and/or reorganization of the Partnership and the General Partner, the initial public offering of JQHH Class A Shares by the General Partner, and any other issuance of additional Partnership Interests, JQHH Class A Shares or rights, options, warrants, or convertible or exchangeable securities pursuant to Section 4.2 hereof (including, without limitation, ail costs, expenses, damages, and other payments resulting from or arising in connection with litigation related to any of the foregoing).

                  D. In the event that the General Partner shall elect to purchase from its shareholders JQHH Class A Shares for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such JQHH Class A Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, subject to the condition that: (i) if such JQHH Class A Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such JQHH Class A Shares (provided that a transfer of JQHH Class A Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such JQHH Class A Shares are not retransferred by the General Partner within 30 days after the. purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership

Units (rounded to the nearest whole Unit) held by the General Partner equal to the product obtained by multiplying the number of such JQHH Class A Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

                  Section 7.5 Outside Activities of the General Partner

                  A. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner shall not incur any debts other than (i) debt of the Partnership for which it may be liable in its capacity as General Partner of the Partnership, and (ii) indebtedness for borrowed money the proceeds from which borrowing are loaned to the Partnership on the same terms and conditions as the borrowing by the General Partner. The General Partner shall not hold any assets other than Partnership Interests as a General Partner, other than such bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Articles of Incorporation. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

                  B. Subject to the next sentence, the General Partner may, from time to time, purchase and/or redeem JQHH Class A Shares (including, without limitation, in connection with a stock repurchase or similar program), if the General Partner determines that it is in the interest of the Partnership for the General Partner to purchase and/or redeem JQHH Class A Shares. In the event that the General Partner purchases and/or redeems JQHH Class A Shares, then the General Partner shall cause the Partnership to purchase from the General Partner, concurrently with the JQHH Class A Share purchase, a number of Partnership Units as determined based on the application of the Conversion Factor for the same consideration (including any fees, commissions, and expenses payable by the General Partner in connection therewith) and on the same terms as the General Partner purchases such JQHH Class A Shares.

                  Section 7.6 Contracts with Affiliates

                  A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                  B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

                  C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

                  D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

                  E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

                  Section 7.7 Indemnification

                  A. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set fourth in this
Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

                  B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

                  D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                  F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  I. Nothing in this Section 7.7 provides or shall be interpreted to provide Mr. John Q. Hammons or Hammons, Inc. with any right to be reimbursed or indemnifed for the amount of additional capital contributions, if any, required to be made by Mr. John Q. Hammons or Hammons, Inc. pursuant to Sections 4.1.B or 4.1.C.

                  Section 7.8 Liability of the General Partner

                  A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

                  B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

                  C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  Section 7.9 Other Matters Concerning the General Partner

                  A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                  B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                  Section 7.10 Title to Partnership Assets

                  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                  Section 7.11 Reliance by Third Parties

                  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and, authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

                  Section 8.1 Limitation of Liability

                  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

                  Section 8.2 Management of Business

                  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

                  Section 8.3 Outside Activities of Limited Partners

                  Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

                  Section 8.4 Return of Capital

                  Except pursuant to the right of redemption set forth in
Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Nothing in this Section 8.4 shall be interpreted as limiting the Partnership's right to redeem all or a portion of the Partnership Units held by a Limited Partner, with the consent of such Limited Partner, on such terms and for such consideration as determined by the General Partner to be in the interests of the Partnership. Except to the extent provided by Exhibit C hereof or as permitted by Section 4.2 (relating to preferred interests issued subsequent to the date hereof), or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

                  Section 8.5 Rights of Limited Partners Relating to the Partnership

                  A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

                  (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

                  (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                  (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                  (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                  (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

                  B. The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and any change therein.

                  C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of, which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

                   Section 8.6 Redemption Right

                   A. Subject to Section 8.6.B, on or after the date one (1) year after the closing of the initial public offering of JQHH Class A Shares by the General Partner, each Limited Partner, other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. Neither the Redeeming Partner nor any Assignee of any Limited Partner shall have any right with respect to any Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner. Neither the Redeeming Partner nor any Assignee of any Limited Partner shall have any right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date.

                   B. Notwithstanding the provisions of Section 8.6.A, in the event a Limited Partner elects to exercise the Redemption Right, the General Partner may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the JQHH Class A Shares Amount, as elected by the General Partner (in its sole and absolute discretion) on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner itself shall have no obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of JQHH Class A Shares upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of JQHH Class A Shares, the Redeeming Partner shall be deemed to become a holder of JQHH Class A Shares as of the close of business in Specified Redemption Date.

                   C. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of JQHH Class A Shares upon exercise of the Redemption Right. The Redeeming Partner shall be deemed to become a holder of JQHH Class A Shares as of the close of business on the Specified Redemption Date.

                   D. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens and, notwithstanding anything herein contained to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.


                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

                   Section 9.1 Records and Accounting

                   The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro graphics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or other such basis as the General Partner determines to be necessary or appropriate.

                   Section 9.2 Fiscal Year

                   The fiscal year of the Partnership shall end on the Friday nearest December 31.

                   Section 9.3 Reports

                   A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.


                   B. As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE l0
                                  TAX MATTERS

                   Section 10.1 Preparation of Tax Returns

                   The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

                   Section 10.2 Tax Elections

                   Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder effective for the first calendar year following the Effective Date. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

                   Section 10.3 Tax Matters Partner

                   A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

                   B.  The tax matters partner is authorized, but not required:

                   (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231 (a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                   (2) in the event that a notice of a final administrative
                       adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United

                       States for the district in which the Partnership's principal place of business is located;


                   (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                   (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                   (5) to enter into an agreement with the IRS to extend the
                       period for assessing any tax which is attributable to any item required to be taken account by a Partner for tax purposes, or an item affected by such item; and

                   (6) to take any other action on behalf of the Partners of the
                       Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

                   The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

                   C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting or legal firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

                   Section 10.4 Organizational Expenses

                   The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

                   Section 10.5 Withholding

                   Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this

Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan.
Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

                   Section 11.1 Transfer

                   A. The term "transfer," when used in this Article 11 with respect to a Partnership Interest or Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 11 does not include any redemption of Partnership Units by a Limited Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to
Section 8.6.

                   B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

                   Section 11.2 Transfer of General Partner's Partnership
                   Interest

                   A. The General Partner may not transfer any of its General Partner Interest or Limited Partner Interests or withdraw as General Partner except in connection with a transaction described in Section 11.2.B or 11.2.C.

                   B. Except as otherwise provided in Section 11.2.C, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding JQHH Class A Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Transaction"), unless the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership which has been approved by the requisite Consent of the Partners pursuant to Section 7.3 and as a result of which all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one JQHH Class A Share in consideration of one JQHH Class A Share at any time during the period from and after the date on which the Transaction is consummated.

                   C. Notwithstanding Section 11.2.B, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Units held by the General Partner (whether such Partnership Units constitute the General Partnership Interest or a Limited Partnership Interest), are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the 704(c) Value of the assets so contributed.

                   Section 11.3 Limited Partners' Rights to Transfer

                   A. Subject to the provisions of Section ll.3.F, no Limited Partner shall have the right to transfer all or any portion of his Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Any purported transfer of a Partnership Interest by a Limited Partner in violation of this Section 11.3.A shall be void ab initio and shall not be given effect for any purpose by the Partnership.

                   B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                   C. The General Partner may prohibit any transfer by a Limited Partner of his Partnership Units otherwise permitted under Section 11.3.F if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal, state or foreign securities laws or regulations applicable to the Partnership or the Partnership Unit.

                   D. No transfer by a Limited Partner of his Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, or would result in a termination of the Partnership for federal income tax purposes or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

                   E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the JQHH Class A Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

                   F. Notwithstanding the provisions of Section 11.3.A (but subject to the provisions of Sections 11.3.C, 11.3.D, and 11.3.E), Mr. John Q. Hammons may transfer at any time, with or without the consent of the General Partner, all or a portion of his Partnership Units to The John Q. Hammons Revocable Trust.

                   Section 11.4 Substituted Limited Partners

                   A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

                   B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission).

                   C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

                   Section 11.5 Assignees

                   If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items of gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

                   Section 11.6 General Provisions

                   A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

                   B. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of his Partnership Units pursuant to a redemption of all of his Partnership Units under Section 8.6 shall cease to be a Limited Partner.

                   C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

                   D. If any Partnership Interest is transferred or assigned in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with
Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses and each item thereof for such Partnership Year shall be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner. All distributions of the Partner Distribution Amount attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of the Partner Distribution Amount thereafter attributable to such Partnership Unit shall be made to the transferee Partner.


                                   ARTICLE 12
                              ADMISSION OF PARTNERS

                   Section 12.1 Admission of Successor General Partner

                   A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D. hereof.

                   Section 12.2 Admission of Additional Limited Partners

                   A. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

                   B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

                   C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with
Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of the Partner Distribution Amount with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of the Partner Distribution Amount thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

                  Section 12.3 Amendment of Agreement and Certificate of
                               Limited Partnership

                  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.


                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

                  Section 13.1 Dissolution

                  Except as set forth in this Article 13, no Partner shall have the right to dissolve the Partnership. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

                   A. the expiration of its term as provided in Section 2.5 hereof;

                   B. (i) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner, or (ii) any other event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

                   C. on or after December 31, 2014 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

                   D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

                   E. the sale of all or substantially all of the assets and properties of the Partnership.

                   Section 13.2 Winding Up

                   A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

                   (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                   (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

                   (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

                   (4) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

                   B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                   C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

                            1. distributed to a trust established for the
                   benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners Pursuant to this Agreement; or

                            2. withheld or escrowed to provide a reasonable
                   reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

                   Section 13.3  Compliance with Timing Requirements
                                 of Regulations

                   In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1-704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

                   Section 13.4. Deemed Distribution and Recontribution

                   Notwithstanding any other provision of this Article 13, in the event the Partnership is considered liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

                   Section 13.5 Rights of Limited Partners

                   Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

                   Section 13.6  Notice of Dissolution

                   In the event a Liquidating Event occurs or an event occurs that would, but provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

                   Section 13.7 Termination of Partner&in and Cancellation of Certificate of Limited Partnership

                   Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

                   Section 13.8  Reasonable Time for Winding-Up

                   A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                   Section 13.9  Waiver of Partition

                   Each Partner hereby waives any right to partition of the Partnership property.

                   Section 13.10 Liability of the Liquidator

                   The Liquidator shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of:

                   (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement; or

                   (ii) the proven willful misconduct or gross negligence of the Liquidator.


                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

                   Section 14.1 Amendments

                   A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner).

                   B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                   (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                   (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                   (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to
                           Section 4.2.A hereof;

                   (4) to reflect a change that does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                   (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

 The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

                   C. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner,
 (iii) alter rights of the Partner to receive distributions pursuant to Article 5, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof) in a manner adverse to such Partner,
 (iv) alter or modify the Redemption Right and JQHH Class A Shares Amount as set forth in Sections 8.6, and related definitions hereof, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (vi) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the Consent specified in that section.

                   D. Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Sections 4.2.A, 7.5, 7.6, 11.2 or 14.2 without the Consent of a majority of the Percentage Interests of the Limited Partners excluding Limited Partnership Interests held by the General Partner.

                  Section 14.2 Meetings of the Partners

                  A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven
(7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1.A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

                   B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

                   C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless, otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of or written notice such revocation from the Limited Partner executing such proxy.

                   D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time as, and as part of, meetings of the shareholders of the General Partner.


                                   ARTICLE 15
                               GENERAL PROVISIONS

                   Section 15.1 Addresses and Notice

                  Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee. Such communications shall be deemed sufficiently given, served, sent or received for all purposes at such time as delivered to the addressee (with the return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  Section 15.2 Titles and Captions

                  All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                  Section 15.3 Pronouns and Plurals

                   Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  Section 15.4 Further Action

                   The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                   Section 15.5 Binding Effect

                   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                   Section 15.6 Creditors

                   Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

                   Section 15.7 Waiver

                   No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                   Section 15.8 Counterparts

                   This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

                   Section 15.9 Applicable Law

                   This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                   Section 15.10 Invalidity of Provisions

                   If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                   Section 15.11 Entire Agreement

                  This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

                   Section 15.12 No Rights as Shareholders

                   Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including without limitation any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the General Partner or any other matter.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

                                              AS NEW GENERAL PARTNER:

                                              JOHN Q. HAMMONS HOTELS INC

                                              By:    /s/ David B. Jones
                                                     ---------------------
                                                     David B. Jones
                                              Title: President


                                              AS WITHDRAWING GENERAL PARTNER AND
                                              NEW LIMITED PARTNER:

                                              HAMMONS, INC.

                                              By:    /s/ Mel J. Volmert
                                                     ------------------------
                                                     Mel J. Volmert
                                              Title: Executive Vice President


                                              LIMITED PARTNER:

                                              /s/ John Q. Hammons
                                              -------------------------------
                                              Mr. John Q. Hammons, Trustee under
                                              Trust Agreement dated
                                              December 28, 1989

                                   EXHIBIT A
                          PARTNERS, CONTRIBUTIONS AND
                             PARTNERSHIP INTERESTS





Name                                        Total         Partnership      Percentage
of Partner                               Contribution        Units          Interest
----------                               ------------        -----          --------
General Partner

John Q. Hammons Hotels,                   104,545,650       6,336,100        28.31%
Inc., a Delaware corporation


Limited Partners

Mr. John Q. Hammons                       240,862,145      14,597,706        65.23%

Hammons, Inc.                              23,862,205       1,446,194         6.46%


                                    EXHIBIT B
                           CAPITAL ACCOUNT MAINTENANCE


 1.                Capital Accounts of the Partners

                  A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to
Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

                   B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) (1) of the Code shall be included in taxable income or loss), with the following adjustments:

                   (1) Except as otherwise provided in Regulations Section
                       1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations
                       Section 1.704-1(b)(2)(iv)(m)(4).

                   (2) The computation of all items of income, gain, and
                       deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                   (3) Any income, gain or loss attributable to the taxable
                       disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                   (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

                   (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

                   (6) Any items specially allocated under Section 2 of Exhibit
                       C hereof shall not be taken into account.

                   C. Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed, solely for federal income tax purposes, to have been distributed in liquidation of the Partnership to the holders of the Partnership units (including transferee) and recontributed by such Persons in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 1.D (2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

                   D. (1) Consistent with the provisions of Regulations Section
                          1.704-1(b)(2)(iv)(f), and as provided in Section 1.D
                          (2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D (2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

                   (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution: (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and
                          (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided however that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                   (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

                   (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to
                          Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

                   E. The provisions of this Agreement (including this Exhibit B and the other Exhibits to this agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                   2.       No Interest

                   No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

                   3.      No Withdrawal

                   No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.

                                   EXHIBIT C
                            SPECIAL ALLOCATION RULES


1.                 Special Allocation Rules.

                   Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

                   A. Minimum Gain Chargeback. Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section l.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

                   B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section l.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section
6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

                   C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or
1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections l.A and l.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) and shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section l.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                   D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse

Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

                   E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

                   F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                   2. Allocations for Tax Purposes

                   A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                   B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                   (1) (a) In the case of a Contributed Property, such items
                           attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

                       (b) any item of Residual Gain or Residual Loss
                           attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                   (2) (a) In the case of an Adjusted Property, such items
                           shall

                           (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and

                           (2)   second, in the event such property was
                           originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B
                           (1) of this Exhibit C; and

                       (b) any item of Residual Gain or Residual Loss
                           attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                   (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of the Exhibit C.

                   C. To the extent Treasury Regulations promulgated pursuant to
Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. With respect to the Contributed Property transferred to the Partnership on or about the Effective Date, the Partnership shall elect to use the "traditional method" set forth in Treasury Regulation
SS. 1.704-3(b).

                                    EXHIBIT D
                         VALUE OF CONTRIBUTED PROPERTY


Underlying Property                              704(c) Value       Agreed Value
-------------------                              ------------       ------------
Tucson, Arizona                                    8,000,000         (1,302,792)
Holiday Inn

Fresno, California                                10,427,500          1,628,852
Holiday Inn

Denver (I-70), Colorado                           11,636,000            306,492
Holiday Inn

Northglenn, Colorado                               6,545,600          2,354,201
Holiday Inn

Fort Collins, Colorado                            13,090,400          4,082,973
Holiday Inn

Des Moines, Iowa                                  23,283,000         23,283,000
Holiday Inn

Reno, Nevada                                       5,090,400          5,090,400
Holiday Inn

Greenville, South Carolina                        18,400,000           (300,000)
Embassy Suites

Cheyenne, Wyoming                                  5,090,400           (681,167)
Holiday Inn

Springdale, Arkansas                              13,090,400          3,660,877
Holiday Inn

Fort Smith, Arkansas                              11,636,600          3,636,000
Holiday Inn

TOTAL                                            126,289,700         41,768,836

                                    EXHIBIT E
                              NOTICE OF REDEMPTION



                   The undersigned hereby irrevocably (i) redeems____________ Partnership Units in John Q. Hammons Hotels, L.P. in accordance with the terms of the Limited Partnership Agreement of John Q. Hammons Hotels, L.P. and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or the JQHH Class A Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if JQHH Class A Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies, that the undersigned (a) has marketable, and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein, and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:
      -----------------------

                   Name of Limited Partner:




                                              ----------------------------------
                                              (Signature of Limited Partner)



                                              ----------------------------------
                                              (Street Address)



                                              ----------------------------------
                                              (City)       (State)    (Zip Code)

                                    Signature Guaranteed by:


                                              ----------------------------------


IF JQHH CLASS A SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Please insert social security or identifying number:

                                 SCHEDULE 4.1.C


                                                                    MORTGAGE DEBT                       OTHER DEBT
                                                                        AMOUNT*      DATE                 AMOUNT*      DATE
   PROPERTY                             LENDER                            ($)         DUE       LENDER     ($)          DUE
   --------                             ------                      -------------    ----       ------  ----------     ----
TUCSON, ARIZONA                    Arizona State Retirement
HOLIDAY INN                        System                              9,302,792    07/01/14                0

FRESNO, CALIFORNIA                 PNC Bank, Ohio, National
HOLIDAY INN                        Association                         7,869,998    12/03/97                0

                                   City of Fresno                        928,650    12/01/01

DENVER (I-70), COLORADO            The Western Southern
HOLIDAY INN                        Life Insurance Company              7,034,770    08/01/15                0

                                   The Provident Bank                  4,294,738    07/16/96

NORTHGLENN, COLORADO               Commercial Federal
HOLIDAY INN                        Savings & Loan                      1,283,081    03/01/07                0

                                   Metropolitan Life
                                   Insurance Company                   1,625,237    03/01/07

                                   College Life Insurance
                                   Company                             1,283,081    03/0l/07

FORT COLLINS, COLORADO             The Western Southern
HOLIDAY INN                        Life Insurance Company              9,007,427    O6/01/15                0

DES MOINES, IOWA
HOLIDAY INN                                                                    0                            0

RENO, NEVADA
HOLIDAY INN                                                                    0                            0

GREENVILLE, SOUTH
CAROLINA
EMBASSY SUITES                     The Provident Bank                 18,700,000    07/16/96                0

CHEYENNE, WYOMING                  PNC Bank, Ohio, National
HOLIDAY INN                        Association                         5,771,567    10/01/10                0
SPRINGDALE, ARKANSAS               ATRS                                9,489,547                            0
HOLIDAY INN

------------------------
 * The amount of indebtedness is calculated as of November 23,1994.

      Amendment No. 1 to Second Amended and Restated Agreement of Limited
                  Partnership of John Q. Hammons Hotels, L.P.

                  AMENDMENT NO. 1, dated as of February 24, 1995 (this "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of John Q. Hammons Hotels. L.P., dated as of November 23, 1994 (the "Partnership Agreement") between John Q. Hammons Hotels, Inc., a Delaware corporation, as general partner (the "General Partner"), and The John Q. Hammons Revocable Living Trust and Hammons, Inc., a Missouri corporation, as limited partners (the "Limited Partners"). All defined terms used herein without definition shall have the meanings assigned to such terms in the Partnership Agreement.


                               W I T N E S S E T H

                  WHEREAS, the General Partner and Limited Partners are parties to the Partnership Agreement; and

                  WHEREAS, the General Partner and Limited Partners have determined that it is in their mutual interests to amend the Partnership Agreement as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and understandings hereinafter set forth, the parties agree as follows:

                  1. Amendment to the Partnership Agreement. The Partnership Agreement is, effective as of the date hereof, hereby amended as follows:

                  (a) The definition of "Distribution Amount" shall be restated in full to read as follows:

                            "Distribution Amount" means, with respect to any Partnership Year, an amount equal to the aggregate amount that the Partnership would have paid in income taxes had it been a C corporation during such Partnership Year; provided, however, that the Distribution Amount shall not include an amount equal to income taxes attributable to the interest of the Partnership or a Restricted Subsidiary (as defined in the indenture) in an Existing Subsidiary (as defined in the indenture) or an Unrestricted Subsidiary (as defined in the

                           Indenture) except to the extent that aggregate cash distributions of at least such amount have been received in such fiscal year by the Partnership or a Restricted Subsidiary from the Existing Subsidiaries and the Unrestricted Subsidiaries, taken as a whole. For the purposes of determining the Distribution Amount, the period from November 23, 1994 through December 31, 1994 shall be treated as a Partnership Year.

                  (b) The definition of "Distribution Event" shall be deleted in its entirety.


                  (c) The definition of "General Partner Distribution Amount" shall be restated in full to read as follows:

                           "General Partner Distribution Amount" means the lesser of (i) the Distribution Amount or (ii) an amount necessary to satisfy any income tax obligations of the General Partner for the relevant Partnership Year incurred due to its status as the General Partner of the Partnership.

                  (c) Section 5.1 of the Partnership Agreement shall be restated in full to read as follows:

                           Section 5.1 Requirement and Characterization of
Distributions

                                   The General Partner shall make distributions
                           to the Partners when the General Partner so determines in its sole and absolute discretion, in accordance with the Partners' respective Percentage Interests on such Partnership Record Date: provided, however, that with respect to each Partnership Year for which there is a Distribution Amount, the General Partner shall distribute (i) an amount equal to the General Partner Distribution Amount to the General Partner and (ii) an amount equal to the Limited Partner Distribution Amount to the Limited Partners in accordance with the Limited Partners respective Percentage Interests on such Partnership Record Date. For any Partnership Year in which the General Partner anticipates that there will be a Distribution Amount, the General Partner may distribute quarterly (i) to the General

                           Partner, an amount equal to one quarter of the estimated General Partner Distribution Amount, and
                           (ii) to the Limited Partners, an amount equal to one quarter of the estimated Limited Partner Distribution Amount in accordance with the Limited Partners respective Percentage Interests on such Partnership Record Date; provided, however, that if, for any Partnership Year, the total of the quarterly distributions actually distributed to the Partners exceeds the Distribution Amount for such Partnership Year, then (x) the General Partner shall remit to the Partnership an amount equal to (a) the total amount of the quarterly distributions distributed to the General Partner for such Partnership Year, less (b) the General Partner Distribution Amount for such Partnership Year and (y) each Limited Partner shall remit to the Partnership, an amount equal to (a) (i) the total amount of quarterly distributions distributed to the Limited Partners for such Partnership Year, less (ii) the Limited Partner Distribution Amount for such Partnership Year, multiplied by (b) (i) the total amount of quarterly distributions distributed to such Limited Partner for such Partnership Year, over (ii) the total amount of the total amount of quarterly distributions distributed to all Limited Partners for such Partnership Year.

                  2. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

                  3. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                      GENERAL PARTNER:

                                      JOHN Q. HAMMONS HOTELS, INC.


                                      By: /s/ John Q. Hammons
                                         --------------------------------------
                                          Name:  John Q. Hammons
                                          Title: Chairman of the Board


                                      LIMITED PARTNERS:



                                      /s/ John Q. Hammons
                                      -----------------------------------------
                                      Mr. John Q. Hammons, Trustee
                                      under Trust Agreement dated
                                      December 28, 1989



                                      HAMMONS, INC.



                                      By: /s/ John Q. Hammons
                                          -------------------------------------
                                          Name:  John Q. Hammons
                                          Title: Chairman of the Board

            Amendment No. 2 to Second Amended and Restated Agreement
             of Limited Partnership of John Q. Hammons Hotels, L.P.

              AMENDMENT NO. 2, dated as of October 10, 1995 (this "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of John Q. Hammons Hotels, L.P., dated as of November 23, 1994 (the "Partnership Agreement") between John Q. Hammons Hotels, Inc., a Delaware corporation, as general partner (the "General Partner"), and The John Q. Hammons Revocable Living Trust and Hammons, Inc., a Missouri corporation, as limited partners (the "Limited Partners"). All defined terms used herein without definition shall have the meanings assigned to such terms in the Partnership Agreement.

                                   WITNESSETH

              WHEREAS, the General Partner and Limited Partners are parties to the Partnership Agreement; and

              WHEREAS, the General Partner and Limited Partners have determined that it is in their mutual interests to amend the Partnership Agreement as hereinafter set forth.

              NOW, THEREFORE, in consideration of the premises and of the mutual agreements and understandings hereinafter set forth, the parties agree as follows:

              1. Amendment to the Partnership Agreement. The Partnership Agreement is, effective as of the date hereof, hereby amended as follows:

              (a) Exhibit A shall be amended to reflect the admission of J.Q.H., Inc. as a limited partner.

              (b)   Section 4.1.D shall be added and shall read as follows:

                    D. For avoidance of doubt, if property to which the applicable Scheduled Debt relates has been transferred to John Q. Hammons Two, L.P., and the property has then been subsequently transferred back to the Partnership, then to the extent that a Schedule Debt Deficiency exists with respect to such property, the Additional Capital Contribution (subject to the limitations set forth in

                    Section 4.1.C of this Agreement) shall be made to the Partnership.

              (c)   Section 4.1.E shall be added and shall read as follows:

                    E. Notwithstanding any other provision of this Agreement, if at any time and from time to time a "2005 Note Deficiency" (as hereinafter defined) exists, Mr. John Q. Hammons shall be obligated to make a capital contribution to the Partnership (the "2005 Note Deficiency Additional Capital Contribution") in an amount equal to one hundred percent of such 2005 Note Deficiency; provided, however, that in no event shall the aggregate amount required to be contributed by Mr. John Q. Hammons from time to time, pursuant to this Section 4.1.E exceed $45,000,000 less any amounts previously contributed pursuant to this Section 4.1.E. A 2005 Note Deficiency shall exist if, in connection with an Event of Default under the Indenture (the "2005 Note Indenture") relating to the __% First Mortgage Notes due 2005 (the "2005 Notes"), the proceeds from a sale or other disposition of the collateral under the 2005 Note are insufficient to satisfy the amounts due on the 2005 Notes. Any 2005 Note Deficiency Additional Capital Contributions made pursuant to this Section 4.1.E shall be used to pay the 2005 Note Deficiency. In the event that a 2005 Note Deficiency exists, the General Partner shall within ten days send a notice ("Notice") to Mr. John Q. Hammons setting forth (i) the amount of the 2005 Note Deficiency, (ii) the amount of 2005 Note Deficiency Additional Capital Contribution required under this Section 4.1.E and (iii) the date on which payment of such 2005 Note Deficiency Capital Contribution is due, which date shall be no later than 30 days after the Notice is sent. If the General Partner does not send the Notice within the prescribed period, the Trustee under the 2005 Note Indenture shall be entitled to send the Notice. This Section 4.1.E is for the benefit of the holders of the 2005 Notes under the 2005 Note Indenture and, in accordance with the 2005 Note Indenture, the

                    Trustee shall have the power to act on behalf of the holders of the 2005 Notes under the 2005 Note Indenture and to enforce the obligations of Mr. John Q. Hammons under this
                    Section 4.1.E. The obligations under this Section 4.1.E shall be personal to Mr. John Q. Hammons and shall not be affected by any transfer by him of all or any part of the Partnership Interests, and Mr. John Q. Hammons shall have
                    (A) no right to the return from the Partnership of any 2005 Note Deficiency Additional Capital Contributions made pursuant to this Section 4.1.E, (B) no right to indemnification from the Partnership or any Partner with respect to any such 2005 Note Deficiency Additional Capital Contribution and (C) no right of subrogation with respect to any such 2005 Note Deficiency Additional Capital Contribution. This Section 4.1.E may not be amended without the express written approval of holders of at least a majority in principal amount of the 2005 Notes.

              2. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

              3. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

             IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                      GENERAL PARTNER:

                                      JOHN Q. HAMMONS HOTELS, INC.


                                      /s/ John Q. Hammons
                                      --------------------------------
                                      Name: John Q. Hammons
                                      Title: Chairman & CEO


                                      LIMITED PARTNERS:

                                      /s/ John Q. Hammons
                                      --------------------------------
                                      Mr. John Q. Hammons, Trustee
                                      under Trust Agreement dated
                                      December 28, 1989




                                      HAMMONS INC.

                                      By:  /s/ John Q. Hammons
                                         -----------------------------
                                         Name:  John Q. Hammons
                                         Title: President

                                                                     EXHIBIT 3.1



            AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED AGREEMENT
             OF LIMITED PARTNERSHIP OF JOHN Q. HAMMONS HOTELS, L.P.


         THIS AMENDMENT NO. 3, dated as of May 17, 2002 (this "Amendment No. 3") to the Second Amended and Restated Agreement of Limited Partnership of John Q. Hammons Hotels, L.P., dated as of November 23, 1994 (the "Partnership Agreement") between John Q. Hammons Hotels, Inc., a Delaware corporation, as general partner (the "General Partner"), John Q. Hammons, Trustee of the Revocable Trust of John Q. Hammons Dated December 28, 1989, as Amended and Restated, Hammons, Inc., a Missouri corporation, and J.Q.H., Inc., a Missouri corporation, as limited partners (the "Limited Partners"), as previously amended by Amendment No. 1 dated February 24, 1995 and Amendment No. 2 dated October 12, 1995. All defined terms used herein without definition shall have the meanings assigned to such terms in the Partnership Agreement.

                               W I T N E S S E T H

         WHEREAS, the General Partner and Limited Partners are parties to the Partnership Agreement; and

         WHEREAS, the General Partner and Limited Partners have determined that it is in their mutual interests to amend the Partnership Agreement to induce Lehman Brothers Inc. and certain other initial purchasers to create a market for the sale of $510,000,000 of new first mortgage notes (the "Notes").

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and understandings hereinafter set forth, the parties agree as follows:

         1. Amendment to the Partnership Agreement. The Partnership Agreement is, effective as of the date hereof, hereby amended as follows:

                  (a) In the event, the Notes are not issued, the Partnership Agreement is not amended in any respect.

                  (b) Concurrently with the issuance and sale of the Notes,
         Section 4.1.B shall be replaced and shall read as follows:

                                    "B. Notwithstanding any other provision of
                  this Agreement, if at any time and from time to time a "Note Deficiency" (as hereinafter defined) exists, Mr. John Q. Hammons shall be obligated to make a capital contribution to the Partnership in an amount equal to $180,000,000 of such Note Deficiency and Hammons, Inc. shall be obligated to make a capital contribution to the Partnership in an amount of $15,000,000 of such Note Deficiency (the "Additional Capital Contribution"); provided, however, that in no event shall the aggregate amount required to be contributed by Mr. John Q. Hammons and Hammons, Inc., from time to time, pursuant to this Section 4.1.B exceed $195,000,000.00, less any amounts previously contributed pursuant to this Section 4.1.B. A Note Deficiency shall exist if, in connection with an Event of Default under the Indenture (the "Indenture") relating to the First Mortgage Notes due 2012 (the "Notes"), the proceeds from a sale or other disposition of the collateral under the Indenture are insufficient to satisfy the amounts due on the Notes. Any Deficiency Additional Capital Contributions made pursuant to this Section 4.1.B shall be used to pay the Note Deficiency. In the event that a Note Deficiency exists, the General Partner shall within ten days send a notice ("Notice") to Mr. John Q. Hammons and Hammons, Inc., setting forth (i) the amount of the Note Deficiency, (ii) the amount of Additional Capital Contribution required under this Section 4.1.B and
                  (iii) the date on which payment of such Additional Capital Contribution is due, which date shall be no later than 30 days after the Notice is sent. If the General Partner does not send the Notice within the prescribed period, the Trustee under the Indenture shall be entitled to send the Notice. This Section 4.1.B is for the benefit of the holders of the Notes under the Indenture and, in accordance with the Indenture, the Trustee shall have the power to act on behalf of the holders of the Notes under the Indenture and to enforce the obligations of Mr. John Q. Hammons and Hammons, Inc., under this Section 4.1.B. The obligations under this Section 4.1.B shall be personal to Mr. John Q. Hammons and Hammons, Inc., and shall not be affected by any transfer by them of all or any part of the Partnership Interests, and Mr. John Q. Hammons and Hammons, Inc., shall have (A) no right to the return from the Partnership of any Additional Capital Contributions made pursuant to this Section 4.1.B, (B) no right to indemnification from the Partnership or any Partner with respect to any such Additional Capital Contribution and (C) no right of subrogation with respect to any such Additional Capital Contribution. This Section 4.1.B may not be amended without the express written approval of holders of at least a majority in principal amount of the Notes."

                  (c) Concurrently with the issuance and sale of the Notes,
         Section 4.1.E shall be deleted in its entirety.

         2. Counterparts. This Amendment No. 3 may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

         3. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                          GENERAL PARTNER:

                                          JOHN Q. HAMMONS HOTELS, INC.

                                          By:  /s/ John Q. Hammons
                                             ---------------------
                                          Name:  John Q. Hammons
                                          Title:  Chairman and CEO

                                          LIMITED PARTNERS:


                                          /s/ John Q. Hammons
                                          -------------------
                                          John Q. Hammons, Trustee of the
                                          Revocable Trust of John Q. Hammons
                                          dated December 28, 1989, as Amended
                                          and Restated

                                          HAMMONS, INC.

                                          By:  /s/ John Q. Hammons
                                             ---------------------
                                          Name:  John Q. Hammons
                                          Title:  President

                                          J.Q.H., INC.

                                          By:  /s/ John Q. Hammons
                                             ---------------------
                                          Name:  John Q. Hammons
                                          Title:  President






                                       3